UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28,  2014

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	95-3551121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2014, Public Storage (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the other underwriters named therein, for the sale of 10,000,000 of its depositary shares (“Depositary Shares”) with each representing 1/1,000 of a 6.00% Cumulative Preferred Share of beneficial interest, Series Z, of the Company (the “Preferred Shares”). Pursuant to the Underwriting Agreement, the Company granted the underwriters the option to purchase up to 1,500,000 additional Depositary Shares to cover over-allotments. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The lenders under the Company’s credit facility include Bank of America N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley Bank, an affiliate of Morgan Stanley & Co. LLC; UBS Loan Finance LLC, an affiliate of UBS Securities LLC; and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC. Wells Fargo Bank, National Association is agent of the Company’s credit facility. Wells Fargo Bank, National Association is also the lender under the Company’s term loan.

Item 3.03 Material Modification to Rights of Security Holders

Upon issuance of the Preferred Shares referenced in Item 5.03 below, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares, will be subject to certain restrictions in the event that the Company does not declare distributions on the Preferred Shares during any distribution period.

The terms of the Preferred Shares are set forth in the Articles Supplementary to the Company’s Declaration of Trust, as amended, that are filed as Exhibit 3.1 hereto and incorporated herein by reference. The terms of the Depositary Shares are set forth in the Master Deposit Agreement entered into as of May 31, 2007 by the Company with Computershare Trust Company, N. A., as depositary, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 6, 2007 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Under the Company’s Declaration of Trust, as amended, the Board of Trustees is authorized without further shareholder action to provide for the issuance of up to 100,000,000 preferred shares of beneficial interest. On May  29, 2014, the Company filed with the Maryland State Department of Assessments and Taxation, Articles Supplementary designating  11,500 of the Company’s preferred shares of beneficial interest as “6.00% Cumulative Preferred Shares, Series Z.”

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1—	Underwriting Agreement relating to the Company’s depositary shares each representing 1/1,000 of a 6.00% Cumulative Preferred Share of beneficial interest, Series Z.

Exhibit 3.1—	Articles Supplementary for the Preferred Shares.

Exhibit 4.1—

Master Deposit Agreement between the Company and Computershare Trust Company, N.A., as depositary, dated as of May 31, 2007, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 6, 2007 and incorporated herein by reference.

Exhibit 5.1—	Opinion of Hogan Lovells US LLP as to the legality of the Preferred Shares and Depositary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May  29, 2014

PUBLIC STORAGE

By:	/s/ Steven M. Glick
Steven M. Glick
Senior Vice President

Exhibit Index

The following exhibits are being filed with this Report:

Exhibit 1.1—	Underwriting Agreement relating to the Company’s depositary shares each representing 1/1,000 of a 6.00% Cumulative Preferred Share of Beneficial Interest, Series Z.

Exhibit 3.1—	Articles Supplementary for the Preferred Shares.

Exhibit 4.1—

Master Deposit Agreement between the Company and Computershare Trust Company, N.A., as depositary, dated as of May 31, 2007, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 6, 2007 and incorporated herein by reference.

Exhibit 5.1—	Opinion of Hogan Lovells US LLP as to the legality of the Preferred Shares and Depositary Shares.